EXHIBIT 23(L)(3)

                             SUBSCRIPTION AGREEMENT

                                                               February 2, 2005

Emerald Mutual Funds
1703 Oregon Pike
Suite 100
Lancaster, PA  17601

Gentlemen:
                  The HomeState Group hereby agrees to purchase one share of each of class of each series of the Emerald Mutual Funds (the "Trust") set forth on Schedule A of hereto, which shares shall be fully paid, nonassessable shares of beneficial interest in the Trust at $1.00 per share for an aggregate of $6.00. The Trust, by its acknowledgment below, acknowledges receipt of funds in the amount of $6.00 in full payment of the shares.

         The HomeState Group further advises that in making this purchase, which represents the initial capital of Emerald Mutual Funds, such purchase is for investment purposes only and without any present intention of further distributing such shares or presenting them for redemption or repurchase, and solely to facilitate the reorganization transaction between the Trust and The HomeState Group as contemplated by the Plan of Reorganization.

                                          Sincerely,

                                          The HomeState Group

                                          By:
                                             -----------------------------------
                                             Name:   Daniel W. Moyer, IV
                                             Title:  President



Attest:

Emerald Mutual Funds

By:______________________________
     Name:  Daniel W. Moyer, IV
     Title:    President

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                                   Schedule A

                         Schedule of Series and Classes

                                       of

                              Emerald Mutual Funds

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SERIES                                                     CLASS OF SHARES
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The Emerald Growth Fund                                    Class A
                                                           Class C
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The Emerald Select Banking and Finance Fund                Class A
                                                           Class C
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The Emerald Select Technology Fund                         Class A
                                                           Class C
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